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                             M.D.C. HOLDINGS, INC.
       STATEMENT REGARDING THE EARNINGS TO FIXED CHARGES OF THE COMPANY
                            (DOLLARS IN THOUSANDS)
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                                                         Year Ended December 31,
                                       ---------------------------------------------------------
                                        1993        1992       1991          1990         1989
                                       -------     -------    --------     --------     --------
Operating Income (Loss) Before
 Income Taxes.......................   $15,032     $ 6,520    $(14,119)    $(12,565)    $(116,417)
Add Back Previously Capitalized Home
 Building Interest Expense Included
 in Cost of Sales...................    19,810      21,339      13,719       20,581        33,762
Corporate and Home Building Interest
 Expense............................    11,454      13,359      12,905       16,551        34,803
Other Debt Related Expenses.........     3,425       1,967       1,975        2,699         3,344
                                       -------     -------    --------     --------     ---------
  Earnings Before Interest and
    Taxes...........................   $49,721     $43,185    $ 14,480     $ 27,266     $ (44,508)
                                       =======     =======    ========     ========     =========
Interest Incurred...................   $25,505     $24,802    $ 25,534     $ 34,726     $  70,152
Other Debt Related Expenses.........     3,425       1,967       1,975        2,699         3,344
                                       -------     -------    --------     --------     ---------
  Total Fixed Charges...............   $26,930     $26,769    $ 27,808     $ 37,425     $  73,496
                                       =======     =======    ========     ========     =========
Ratio of Earnings to Fixed Charges..      1.72        1.61        0.53         0.73           N/A
                                       =======      ======    ========     ========     =========
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